Exhibit 99.7

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

TELEFACSIMILE TRANSMITTAL

PLEASE DELIVER THE FOLLOWING PAGES TO:

Name:	Marty Lybecker

Organization:	WilmerHale

Telecopier Number:	202-663-6363

Total Number of Pages, Including Cover Sheet: 4

From:	Brian D. Bullard
Chief Accountant

DIVISION OF INVESTMENT MANAGEMENT

Telephone Number: (202) 551-6918 Facsimile Number: (202) 772-9283

Comments:

Marty,

The following is a certified letter sent to you today and a copy of a certified letter sent to Grant Thornton LLP. Please call if you have any questions.

Brian
If you do not receive all pages, please telephone the above number for assistance.

Note: THIS DOCUMENT MAY CONTAIN PRIVILEGED AND NONPUBLIC INFORMATION. IT IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY NAMED ABOVE, AND OTHERS WHO SPECIFICALLY HAVE BEEN AUTHORIZED TO RECEIVE IT. If you are not the intended recipient of this facsimile, or the agent responsible for delivering it to the intended recipient, you hereby are notified that any review, dissemination, distribution, or copying of this communication strictly is prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original to the above address by regular postal service without making a copy. Thank you for your cooperation.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

DIVISION OF INVESTMENT MANAGEMENT

April 11, 2006

CERTIFIED MAIL RETURN RECEIPT REQUESTED
AND FACSIMILE

Martin E. Lybecker, Esq.
WilmerHale
2445 M Street, NW
Washington, DC 20037

Re:     National Presto Industries, Inc.

Dear Mr. Lybecker:

          We have received your letter dated April 4, 2006 responding to our letter dated March 28, 2006 to you in which we raised several concerns regarding the Form 10-K filed by National Presto Industries, Inc. (the “Company”) on March 15, 2006. We have considered the arguments made in your letter and your representation of your understanding of our conversations.

          We disagree with the substance of your footnote disclosure. It was and remains misleading to suggest that the staff would not object to the Company filing financial statements and related information as an operating company rather than as an investment company. As a registered investment company, the Company is obligated to present its financial statements in accordance with Article 6 of Regulation S-X.

          We have referred this matter to the Division of Enforcement for further consideration.

Sincerely,

Brian D. Bullard
Chief Accountant

Cc:	Maryjo Cohen
National Presto Industries, Inc.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

DIVISION OF INVESTMENT MANAGEMENT

April 11, 2006

CERTIFIED MAIL RETURN RECEIPT REQUESTED
AND FACSIMILE

Tom Walters
Managing Partner
Grant Thornton LLP
500 US Bank Plaza North
200 South Sixth Street
Minneapolis, MN 55402

Re:     National Presto Industries, Inc.

Dear Mr. Walters:

          We have received your letter dated April 4, 2006 in response to our letter dated March 28, 2006 in which we raised concern regarding the audit opinion issued by Grant Thornton LLP (“Grant”) on the financial statements included in the Form 10-K filed by National Presto Industries, Inc. (the “Company”) on March 15, 2006, You represent that you were not fully aware of our views regarding the financial statements of the Company. All future communications regarding Grant’s audit opinion on the Company will be made directly with you to ensure that you are aware of our views.

          We have considered the arguments made in your letter regarding the basis for Grant issuing an unqualified audit opinion on the financial statements. We are not aware of any authoritative guidance indicating pro forma footnote disclosure is unaudited in nature, and our e-mail communication referred to in your letter did not indicate that we would accept the pro forma footnote disclosure on an unaudited basis. Further to that point, our e-mail communication stated;

“the staff would not object if, for the period ending December 31, 2005, National Presto Industries, Inc., continued to file financial statements that are consistent with financial reporting requirements for operating companies on Forms 10-K provided those financial statements also include an additional footnote with pro forma financial statement information consistent with investment company financial reporting requirements pursuant to Article 6 of Regulation S-X and Form N-CSR.” (emphasis added)

Tom Walters
Grant Thornton LLP
April 10, 2006

The Company’s presentation, however, did not comply with the conditions under which we indicated we would not object.

          The authoritative guidance for preparing and auditing financial statements for registered investment companies is contained in Article 6 of Regulation S-X and the AICPA Audit and Accounting Guide for Investment Companies. The Company’s presentation in its Form 10-K has no basis in authoritative GAAP.1 We therefore do not understand how Grant could have concluded, acknowledging that legal counsel for the Company may have misrepresented the staff’s views in internal discussions between the Company and Grant, that the financial statements;

“present fairly, in all material respects, the financial position of National Presto Industries, Inc, and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America” (emphasis added)

          We note that in the last sentence to your conclusions, you indicated that Grant “will revisit the issues highlighted in your (SEC) March 28 letter.” We are unclear exactly what is meant by that statement. In light of this and previous communications among the Company, Grant, and us, please respond within 5 business days of this letter, indicating whether Grant will withdraw its opinion on the financial statements of the Company.

          Should you have any questions on this matter, please contact me at 202-551 -6918.

Very truly yours,

Brian D. Bullard
Chief Accountant

Cc:	John Archambault, Managing Partner, National Professional Standards Group
Tracy Berry, Deputy General Counsel Ken Cunningham, Senior Legal Counsel
Michael Santay, Regional Partner, Professional Standards

[1]

As a registered investment company, the Company is obligated to present its financial statements in accordance with Article 6 of Regulation S-X. In addition to Article 6, the AICPA Audit and Accounting Guide for Investment Companies, chapter 7, outlines the form and content of financial statements for investment companies and chapter 11 provides the form and content of auditor reports for audits on registered investment companies, Neither the financial statements nor audit opinion included in the Company’s 10-K comply with the guidance in either chapter. See American Institute of Certified Public Accountants Audit and Accounting Guide, Investment Companies, May 1, 2004.